Exhibit 99.1

    Chiron Reports Third-Quarter 2005 Adjusted Earnings of $0.38 per Share,
                        GAAP Earnings of $0.27 per Share


     EMERYVILLE, Calif.--(BUSINESS WIRE)--Oct. 25, 2005--Chiron Corporation (Nasdaq:CHIR) today reported financial results for the third quarter of 2005. Chiron reported adjusted income from continuing operations of $73 million, or $0.38 per share, for the third quarter of 2005, compared to $53 million, or $0.27 per share (as restated), for the third quarter of 2004. Chiron reported GAAP income from continuing operations of $51 million, or $0.27 per share, for the third quarter of 2005, compared to $27 million, or $0.14 per share (as restated), for the third quarter of 2004.
     Three factors had a material impact on the quarterly comparison of financial results. As previously reported, following the suspension of Chiron's manufacturing license for its Liverpool facility in October 2004, Chiron's entire FLUVIRIN(R) influenza virus vaccine product inventory was written off in the third quarter of 2004, resulting in a $91 million charge to cost of sales. Also in the third quarter of 2004, Chiron recognized $46 million of royalty and license fee revenue resulting from a settlement with F. Hoffmann-La Roche related to a U.S. patent directed to NAT methods for HIV (Roche settlement), compared to $8 million recognized in the third quarter of 2005. Lastly, there was a lost contribution from sales of BEGRIVAC(R) influenza virus vaccine as there were no sales of BEGRIVAC vaccine in the third quarter of 2005, compared to $41 million of sales in the third quarter of 2004.
     "The third quarter marked a significant turning point for the company. The work underpinning the Liverpool remediation came to culmination with the return of FLUVIRIN vaccine to the U.S. market, and Chiron is now poised to provide possible solutions in the government's assessment of policy options to address influenza. At the same time, we continue to hit important clinical and commercial milestones in our BioPharmaceuticals and Blood Testing businesses, and we continue to foster opportunities for growth and value creation across all our businesses," said Howard Pien, chief executive officer of Chiron.
     Chiron uses adjusted financial statements to gain an understanding of the company's operating performance on a comparative basis. Adjusted amounts exclude special items relating to certain acquisitions and an impairment loss on acquired intangible assets, which may not be indicative of the company's trends or potential future performance. Please refer to the tables at the end of this press release for more detail on these items and a reconciliation of the adjusted financial information to GAAP financial information; this information is also located at www.chiron.com in the Investors section under Financial Reports. All references to per-share amounts are per diluted share. -0- *T

Selected Financial Highlights (Amounts are both GAAP and adjusted)

                                               Third-   Third-
                                              Quarter  Quarter  Change
($ millions)                                    2005     2004
--------------------------------------------- -------- -------- ------
Net product sales                                $367     $376    (2%)
Total revenues                                    480      530    (9%)
Cost of sales                                     169      241
Gross profit margin                                54%      36%
Research and development                          107      103     4%
Selling, general and administrative               117      112     5%
--------------------------------------------- -------- -------- ------

     Net product sales for the third quarter of 2005 decreased 2 percent, or $8 million, compared to the third quarter of 2004, primarily due to no sales of BEGRIVAC vaccine in the third quarter of 2005, compared to $41 million of sales of BEGRIVAC vaccine in the third quarter of 2004. The decline was partially offset by increases in sales of other influenza vaccines, rabies vaccines, PROCLEIX(R) NAT products, MENJUGATE(R) meningococcal C vaccine, TOBI(R) tobramycin inhalation solution, and BETASERON(R) interferon beta-1b.
     Revenues decreased 9 percent, or $50 million, primarily due to recognition of $46 million in the third quarter of 2004 relating to the Roche settlement, compared to recognition of $8 million in the third quarter of 2005 relating to the settlement. In addition, there were no BEGRIVAC vaccine product sales in the third quarter of 2005.
     Gross profit margin increased primarily due to the entire FLUVIRIN vaccine product inventory being written off in the third quarter of 2004, resulting in a $91 million charge to cost of sales.
     Research and development expenses increased primarily due to the cost of development efforts in the oncology franchise and the meningococcal vaccine franchise. This increase was partially offset by decreases from a variety of BioPharmaceutical and Blood Testing research and development programs that were completed or discontinued prior to the third quarter of 2005.
     Selling, general and administrative expenses increased due to a broad range of activities, including the pre-launch program for CUBICIN(R) daptomycin for injection in Europe, higher employee-related costs and corporate governance.
     The effective tax rate was 22 percent on an adjusted basis and a GAAP basis for the third quarter of 2005, compared to 25 percent on an adjusted basis and 31 percent on a GAAP basis for the third quarter of 2004. The tax rate decreased primarily due to lower than expected revenues from FLUVIRIN vaccine and BEGRIVAC vaccine, which are realized in high-tax jurisdictions. The change is expected to be a non-recurring event impacting adjusted and GAAP tax rates in 2005.

     BLOOD TESTING

     Total Blood Testing revenues were $138 million for the third quarter of 2005, a decrease of 2 percent compared to the third quarter of 2004.

Selected Blood Testing Revenues

                                               Third-   Third-
                                              Quarter  Quarter
($ millions)                                    2005     2004   Change
--------------------------------------------- -------- -------- ------
Ortho-Clinical Diagnostics                         $7       $7    (1%)
PROCLEIX(R) NAT products                           71       64    11%
                                              -------- -------- ------
  Blood Testing net product sales                  78       71    10%
Revenues from joint business
 arrangement                                       36       34     6%
Royalty and license fee revenues                   23       34   (34%)
Total Blood Testing revenues(a)                  $138     $141    (2%)
--------------------------------------------- -------- -------- ------
(a) Total Blood Testing revenues consist of net product sales from Chiron's joint business contractual arrangement with Ortho-Clinical Diagnostics and from Chiron's PROCLEIX NAT product line, revenues from Chiron's joint business arrangement with Ortho-Clinical Diagnostics, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to rounding and the inclusion of only selected financial information.


    -- PROCLEIX NAT products: The increase in sales for the third quarter of 2005 compared to the third quarter of 2004 was primarily due to the introduction of the PROCLEIX(R) ULTRIO(R) Assay and PROCLEIX(R) TIGRIS(R) System into a number of markets abroad and an increase in donations in the United States.

    --  Joint business arrangement with Ortho-Clinical Diagnostics:
        The increase in revenues was primarily due to increased profitability realized by the joint business.

    -- Royalty and license fee revenues related to NAT blood screening: The decrease was primarily due to recognition in the third quarter of 2004 of the Blood Testing share of the Roche settlement and the license fee under Chiron's license agreements with the Blood Transfusion Centers of the German Red Cross (Blutspendediensten des Deutsche Rotes Kreuz, or
        DRK). This was partially offset by increased royalties from Roche due to an increase in applicable royalty rates as certain countries entered the EU and an increase in reported donations. In addition, royalties increased due to several settlements entered into prior to the third quarter of 2005.

     The gross profit margin for Blood Testing products was 42 percent for the third quarter of 2005, compared to 43 percent for the third quarter of 2004. The decrease was primarily due to the cost of additional PROCLEIX TIGRIS System support and service.

     VACCINES

     Vaccines net product sales were $153 million for the third quarter of 2005, a decrease of 12 percent compared to the third quarter of 2004.

Selected Vaccines Revenues

                                               Third-   Third-
                                              Quarter  Quarter  Change
($ millions)                                    2005     2004
--------------------------------------------- -------- -------- ------
Influenza vaccines                                $60      $93   (35%)
Meningococcal vaccines                             12        9    31%
Travel vaccines                                    35       26    32%
Pediatric and other vaccines                       46       44     3%
                                              -------- -------- ------
  Vaccines net product sales                      153      173   (12%)
Total Vaccines revenues(a)                       $157     $180   (13%)
--------------------------------------------- -------- -------- ------
(a) Total Vaccines revenues consist of net product sales, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to rounding and the inclusion of only selected financial information.

    -- Influenza vaccines: The decrease in influenza vaccines sales was due to no sales of BEGRIVAC vaccine in the third quarter of 2005, compared to $41 million of sales in the third quarter of 2004, partially offset by increased sales of other influenza vaccine products.

    -- Meningococcal vaccines: The increase in MENJUGATE vaccine sales was primarily due to a tender sale in Spain, partially offset by a decline in tender sales to the United Kingdom and Canada.

    -- Travel vaccines: The increase in travel vaccines sales was primarily due to an increase in sales of rabies vaccine due to increased demand as a result of a product recall from another supplier, an increase in price, and an increase in tender sales in Europe.

    -- Pediatric and other vaccines: The increase in pediatric and other vaccines sales was primarily due to an increase in sales of diphtheria, pertussis and tetanus vaccine concentrate, partially offset by a decline in polio vaccine sales due to product write-offs and product unavailability as a result of manufacturing upgrades.

     The gross profit margin for Vaccines products was 45 percent for the third quarter of 2005, compared to 9 percent for the third quarter of 2004. The increase was primarily due to the entire FLUVIRIN vaccine product inventory being written off in the third quarter of 2004, resulting in a $91 million charge to cost of sales in that quarter. The absence of any sales of BEGRIVAC vaccine and costs related to remediation activities for FLUVIRIN vaccine and BEGRIVAC vaccine had a negative impact on gross margin for the third quarter of 2005.

     BIOPHARMACEUTICALS

     BioPharmaceuticals net product sales were $137 million for the third quarter of 2005, an increase of 4 percent compared to the third quarter of 2004.

Selected BioPharmaceuticals Revenues

                                               Third-   Third-
                                              Quarter  Quarter  Change
($ millions)                                    2005     2004
--------------------------------------------- -------- -------- ------
TOBI(R) tobramycin inhalation solution            $58      $56     4%
PROLEUKIN(R) (aldesleukin) for injection           31       32    (2%)
BETASERON(R) interferon beta-1b                    37       35     5%
BioPharmaceuticals net product sales(a)           137      132     4%
BETAFERON(R) interferon beta-1b royalties          13       13     0%
Total BioPharmaceuticals revenues(b)             $155     $148     5%
--------------------------------------------- -------- -------- ------
(a) Net product sales include sales from TOBI, PROLEUKIN, BETASERON and other products.
(b) Total BioPharmaceuticals revenues consist of net product sales, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to the inclusion of only selected financial information.


    -- TOBI: The increase in TOBI product sales for the third quarter of 2005 compared to the third quarter of 2004 was primarily due to price increases and increased patient demand in both the United States and Europe, partially offset by wholesaler ordering patterns.

    -- PROLEUKIN: The decrease in PROLEUKIN product sales was primarily due to decreased patient demand in the United States and Europe and wholesaler ordering patterns, partially offset by price increases.

    -- BETASERON: The increase in BETASERON product sales to Berlex Inc. (and its parent company Schering AG) for marketing and resale was primarily due to price increases, a shift from third-party to in-house production and timing of clinical product, partially offset by a reduction in shipments to Berlex and inventory ordering patterns.

    -- BETAFERON royalties: BETAFERON royalties in the third quarter of 2005 were consistent with BETAFERON royalties the third quarter of 2004 due to an increase in demand and price, partially offset by a shift from third-party to in-house production.

     The gross profit margin for BioPharmaceuticals products was 71 percent for the third quarter of 2005, compared to 67 percent for the third quarter of 2004. The increase in gross profit margin was primarily due to favorable product mix and increased utilization of facilities over the prior year.

     ROYALTY AND LICENSE FEE REVENUES

     Total royalty and license fee revenues include royalties and license fees attributed to Blood Testing, Vaccines and BioPharmaceuticals. These revenues also include other royalty and license fee revenues, which consist primarily of royalties from Roche, Roche Molecular Systems and Bayer HealthCare AG for clinical diagnostic products.

Selected Royalty and License Fee Revenues

                                               Third-   Third-
                                              Quarter  Quarter
($ millions)                                    2005     2004   Change
--------------------------------------------- -------- -------- ------
Blood Testing                                     $23      $34   (34%)
Vaccines                                            1        1     4%
BioPharmaceuticals                                 17       15    12%
Other                                              30       61   (51%)
Total royalty and license fee revenues(a)         $71     $111   (37%)
--------------------------------------------- -------- -------- ------
(a) Totals may not sum due to rounding.

    -- Total royalty and license fee revenues: In addition to the variances in Blood Testing, Vaccines and BioPharmaceuticals royalty and license fee revenues for the third quarter of 2005 compared to the third quarter of 2004 as explained above, other royalty and license fee revenues decreased. The decrease was primarily due to the Roche settlement, which was entered into in the third quarter of 2004. In relation to this settlement in the third quarter of 2005, $3 million related to blood screening and thus was recognized as Blood Testing royalty and license fee revenues, and $5 million related to clinical diagnostics and thus was recognized as other royalty and license fee revenues. In the third quarter of 2004, $10 million of the Roche settlement was recognized as Blood Testing royalty and license fee revenues, and $36 million was recognized as other royalty and license fee revenues.

     RECENT EVENTS

    -- Chiron has received all necessary approvals from the U.S. Food and Drug Administration (FDA) and the UK Medicines and Healthcare products Regulatory Agency (MHRA) to start supplying FLUVIRIN vaccine to the U.S. market. Subsequent to the third quarter of 2005, Chiron announced that it began delivering FLUVIRIN vaccine to customers in the United States for the 2005-2006 influenza season. The company expects that the total number of FLUVIRIN vaccine doses it will produce for the 2005-2006 influenza season will be below its previously stated range announced on July 27, 2005, due to production delays related to remediation as well as lower production output associated with adaptation to new processes and procedures implemented in remediation. Accordingly, Chiron expects that its financial results for 2005 will be below its previously stated guidance. Chiron expects to have more information on FLUVIRIN vaccine production totals and financial guidance in the weeks ahead.

    -- The FDA notified Chiron's collaborator Gen-Probe Incorporated that it considers the PROCLEIX TIGRIS System "not substantially equivalent" to the PROCLEIX Enhanced Semi-Automated System (eSAS) for screening donated human blood with the PROCLEIX ULTRIO Assay. The FDA made this determination in response to Gen-Probe's 510(k) application for the TIGRIS System. Gen-Probe has discussed the determination with the FDA and is scheduling a series of meetings to resolve the outstanding issues.

    -- In conjunction with the recently held European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS) meeting, the University of Basel in Switzerland announced results from the BENEFIT (BETAFERON/BETASERON in Newly Emerging Multiple Sclerosis For Initial Treatment) clinical study. Study results showed that BETAFERON/BETASERON interferon beta-1b 250 mcg treatment delayed the onset of clinically definite multiple sclerosis by one year (363 days) in patients with first clinical signs of multiple sclerosis compared to placebo.

    -- Chiron and XOMA Ltd. announced the initiation of a second clinical trial of CHIR-12.12, a novel, fully human, antagonist antibody that targets the CD40 antigen. The Phase I trial is for patients with multiple myeloma, a type of cancer that is associated with expression of the CD40 antigen on the cancer cell surface.

    -- Chiron and Nektar Therapeutics announced the initiation of clinical testing in the Phase III program evaluating tobramycin inhalation powder (TIP), an investigational inhaled antibiotic. The TIP Phase III program includes two clinical trials and will evaluate the efficacy and safety of TIP in the treatment of lung infections caused by Pseudomonas aeruginosa in patients living with cystic fibrosis. The first trial, called ASPIRE I, is now underway.

     THIRD-QUARTER 2005 EARNINGS CONFERENCE CALL

     Chiron will hold a conference call and webcast on Tuesday, October 25, 2005, at 4:45 p.m. EDT to review its third-quarter 2005 results of operations and business highlights. In addition, the company may address forward-looking questions concerning business and financial matters and trends affecting the company.
     To access either the live call or the one-year webcast archive, please log on to www.chiron.com/webcast. Please connect to the website at least 15 minutes prior to the conference call to ensure adequate time to download any necessary software. Alternatively, please call (800) 819-7026 from the United States or Canada or (706) 643-7768 from other locations. Replay by phone is available approximately two hours after the completion of the call through 11:55 p.m. EST, Tuesday, November 1, 2005. To access the replay, please call (800) 642-1687 from the United States or Canada or (706) 645-9291 from other locations. The conference ID number is 1067243.

     ABOUT CHIRON

     Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology. The company works to deliver on the limitless promise of science and make a positive difference in people's lives. For more information about Chiron, please visit www.chiron.com.

     Download financial information in PDF format:

     http://www.chiron.com/investors/7819/chiron_financial.pdf

     View financial information online:

     http://www.chiron.com/investors/finreports/index.html

     This news release contains forward-looking statements, including statements regarding earnings and sales growth, supply of influenza virus vaccines that Chiron expects to deliver in future influenza seasons, improvements to manufacturing facilities, product development initiatives, new product indications, new product marketing, and clinical trials, that involve risks and uncertainties and are subject to change. A discussion of the company's operations and financial condition, including factors that may affect its business and future prospects that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, is contained in documents the company has filed with the SEC, including the Form 10-K for the year ended December 31, 2004, and the Form 10-Q for the quarter ended June 30, 2005, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company's actual performance to differ from current expectations, including, among others, additional adverse developments resulting from the previous suspension of Chiron's UK license to manufacture FLUVIRIN(R) influenza virus vaccine from October 5, 2004, through March 2, 2005, the announcement of such suspension and the litigation and investigations relating to those matters, the outcome of clinical trials, regulatory review and approvals, manufacturing capabilities, intellectual property protections and defenses, litigation, stock-price and interest-rate volatility, marketing effectiveness and the severity of the 2005-2006 influenza season. There can be no assurance that additional issues with respect to FLUVIRIN vaccine or Chiron's manufacturing generally will not arise in the future, or additional doses of FLUVIRIN vaccine will satisfy Chiron's internal release procedures and/or FDA influenza vaccine lot release procedures. The company may face additional competition in the influenza market in the future and challenges in distribution arrangements as a result of previous vaccine developments. In addition, the company may engage in business opportunities, the successful completion of which is subject to certain risks, including approval by Novartis AG, stockholder and regulatory approvals, and the integration of operations. Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

     NOTE: BEGRIVAC, FLUVIRIN, MENJUGATE, PROCLEIX, PROLEUKIN, TOBI and ULTRIO are trademarks of Chiron. BETASERON and BETAFERON are trademarks of Schering AG. TIGRIS is a trademark of Gen-Probe Incorporated. CUBICIN is a trademark of Cubist Pharmaceuticals.

CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)



                                  Three Months Ended
                                     September 30,
                 -----------------------------------------------------
                           2005                 2004 Restated (3)
                 -------------------------- --------------------------
                 Adjusted Adjust-  Actual   Adjusted Adjust-  Actual
                    (1)    ments               (2)    ments
                 -------------------------- --------------------------

Revenues:
  Product sales,
   net           $367,175      $- $367,175  $375,549      $- $375,549
  Revenues from
   joint business
   arrangement     36,093       -   36,093    34,017       -   34,017
  Collaborative
   agreement
   revenues         3,149       -    3,149     4,124       -    4,124
  Royalty and
   license fee
   revenues        70,726       -   70,726   111,396       -  111,396
  Other revenues    2,470       -    2,470     4,450       -    4,450
                 -------- ------- --------- -------- ------- ---------

      Total
       revenues   479,613       -  479,613   529,536       -  529,536
                 -------- ------- --------- -------- ------- ---------

Operating
 expenses:
  Cost of sales   168,726       -  168,726   241,044       -  241,044
  Research and
   development    107,309       -  107,309   103,000       -  103,000
  Selling,
   general and
   administrative 117,152       -  117,152   112,013       -  112,013
  Purchased in-
   process
   research and
   development          -       -        -         -  (9,629)   9,629
  Amortization
   expense              - (12,361)  12,361         - (20,566)  20,566
  Impairment loss
   on acquired
   intangible
   assets               - (14,522)  14,522         -       -        -
  Other operating
   expenses         3,621       -    3,621     1,280       -    1,280
                 -------- ------- --------- -------- ------- ---------

      Total
       operating
       expenses   396,808 (26,883) 423,691   457,337 (30,195) 487,532
                 -------- ------- --------- -------- ------- ---------

Income from
 operations        82,805  26,883   55,922    72,199  30,195   42,004


Interest expense   (7,759)      -   (7,759)   (7,063)      -   (7,063)
Interest and
 other income,
 net               18,514       -   18,514     5,369       -    5,369
Minority interest    (531)      -     (531)     (504)      -     (504)
                 -------- ------- --------- -------- ------- ---------

Income from
 continuing
 operations
 before income
 taxes             93,029  26,883   66,146    70,001  30,195   39,806
Provision for
 income taxes      20,172   5,337   14,835    17,500   5,141   12,359
                 -------- ------- --------- -------- ------- ---------

Income from
 continuing
 operations        72,857  21,546   51,311    52,501  25,054   27,447
                 ======== ======= ========= ======== ======= =========

Loss from
 discontinued
 operations, net
 of taxes               -       -        -      (450)      -     (450)
                 -------- ------- --------- -------- ------- ---------

Net income        $72,857 $21,546  $51,311   $52,051 $25,054  $26,997
                 ======== ======= ========= ======== ======= =========

Basic earnings
 per share:
   Income from
    continuing
    operations      $0.39            $0.27     $0.28            $0.15
                 =========        ========= =========        =========
   Net income       $0.39            $0.27     $0.28            $0.14
                 =========        ========= =========        =========

Diluted earnings
 per share:
   Income from
    continuing
    operations      $0.38            $0.27     $0.27            $0.14
                 =========        ========= =========        =========
   Net income       $0.38            $0.27     $0.27            $0.14
                 =========        ========= =========        =========


Shares used in
 calculating
 basic earnings
 per share        188,039          188,039   187,368          187,368
                 =========        ========= =========        =========

Shares used in
 calculating
 diluted earnings
 per share        197,802          197,802   197,894          190,014
                 =========        ========= =========        =========


(1) Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect
Pharmaceuticals and (b) An impairment loss of $14.5 million on acquired intangible assets from our acquisition of PowderJect related to a yellow fever vaccine.

(2) Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquistions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals and (b)
Purchased in-process research and development related to the Sagres acquisition.

(3) Chiron determined that certain sales of a travel vaccine recorded as revenues in the second quarter of 2004 should not have been recorded as revenue at that time, and that portions of those sales should have been recorded as revenues in the third and fourth quarters of 2004 and possibly in later quarters.

On a GAAP and adjusted basis, as a result of the restatement, for the three months ended September 30, 2004, product sales were increased by $5.6 million, cost of sales were increased by $0.9 million and income taxes were increased by $1.2 million. This resulted in a $3.5 million increase in income from continuing operations and net income and a $0.01 increase of diluted income from continuing operations per share ($0.14 per share instead of the $0.13 per share as previously reported on a GAAP basis and $0.27 per share instead of $0.26 per share as previously reported on an adjusted basis).

Note: Due to rounding, quarterly earnings (loss) per share amounts may not sum fully to yearly earnings per share amounts.


CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)



                                 Nine Months Ended
                                   September 30,
             ---------------------------------------------------------
                        2005                   2004 Restated (6)
             ---------------------------- ----------------------------
             Adjusted  Adjust-   Actual   Adjusted  Adjust-   Actual
                 (4)    ments                 (5)    ments
             ---------------------------- ----------------------------

Revenues:
Product
 sales, net   $947,913$-  $947,913   $937,836      $-  $937,836
Revenues
 from joint
 business
 arrangement   103,154       -   103,154     92,910       -    92,910
Collaborative
 agreement
 revenues       11,129       -    11,129     14,467       -    14,467
Royalty and
 license fee
 revenues      227,309       -   227,309    221,384       -   221,384
Other
 revenues       16,221       -    16,221     22,363       -    22,363
             ---------- ----------------- ---------- ------- ---------

Total
revenues     1,305,726       - 1,305,726  1,288,960       - 1,288,960
             ---------- ----------------- ---------- ------- ---------

Operating
 expenses:
 Cost of
  sales        511,005       -   511,005    498,808       -   498,808
 Research and
  development  324,620       -   324,620    301,736       -   301,736
Selling,
 general
and admini-
strative       375,802       -   375,802    321,775       -   321,775
Purchased in-
 process
 research and
 development         -       -         -          -  (9,629)    9,629
Amortization
 expense             - (54,237)   54,237          - (63,077)   63,077
Impairment
 loss on
 acquired
 intangible
 assets              - (14,522)   14,522          -       -         -
  Other
operating
 expenses       12,823       -    12,823      8,040       -     8,040
             ---------- ----------------- ---------- ------- ---------

  Total
   operating
   expenses  1,224,250 (68,759)1,293,009  1,130,359 (72,706)1,203,065
             ---------- ----------------- ---------- ------- ---------

Income from
 operations     81,476  68,759    12,717    158,601  72,706    85,895


Interest
expense        (22,932)      -   (22,932)   (19,440)      -   (19,440)
Interest and
 other
 income, net    66,259       -    66,259     41,252       -    41,252
Minority
 interest       (1,723)      -    (1,723)    (1,583)      -    (1,583)
             ---------- ----------------- ---------- ------- ---------

Income from
 continuing
 operations
 before
 income taxes  123,080  68,759    54,321    178,830  72,706   106,124
Provision for
 income taxes   27,625  15,722    11,903     44,708  15,770    28,938
             ---------- ----------------- ---------- ------- ---------

Income from
 continuing
 operations     95,455  53,037    42,418    134,122  56,936    77,186
             ========== ================= ========== ======= =========

Gain from
 discontinued
 operations,
 net of taxes        -       -         -     24,854       -    24,854
             ---------- ----------------- ---------- ------- ---------

Net income     $95,455 $53,037   $42,418   $158,976 $56,936  $102,040
             ========== ================= ========== ======= =========

Basic
 earnings per
 share:
 Income from
  continuing
  operations     $0.51             $0.23      $0.71             $0.41
             ==========        ========== ==========        ==========
 Net income      $0.51             $0.23      $0.85             $0.54
             ==========        ========== ==========        ==========

Diluted
 earnings per
 share:
 Income from
  continuing
  operations     $0.50             $0.22      $0.70             $0.40
             ==========        ========== ==========        ==========
   Net income    $0.50             $0.22      $0.83             $0.53
             ==========        ========== ==========        ==========


Shares used
 in calculating
  basic
  earnings
  per share    187,564           187,564    187,751           187,751
             ==========        ========== ==========        ==========

Shares used
 in calculating
 diluted
 earnings per
 share         189,064           189,064    198,134           190,901
             ==========        ========== ==========        ==========


(4) Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect
Pharmaceuticals and (b) An impairment loss of $14.5 million on acquired intangible assets from our acquisition of PowderJect related to a yellow fever vaccine.

(5) Adjusted amounts exclude (a) the amortization expense on acquired intangible assets related to the acquistions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals and (b)
Purchased in-process research and development related to the Sagres acquisition.

(6) Chiron determined that certain sales of a travel vaccine recorded as revenues in the second quarter of 2004 should not have been recorded as revenue at that time, and that portions of those sales should have been recorded as revenues in the third and fourth quarters of 2004 and possibly in later quarters.

On a GAAP and an adjusted basis, as a result of the restatement, for the nine months ended September 30, 2004, product sales were reduced by $8.3 million, cost of sales were reduced by $0.6 million and income taxes were reduced by $1.9 million. This resulted in a $5.8 million reduction in income from continuing operations and net income on a GAAP and an adjusted basis. The restatement also resulted in a $0.03 reduction of diluted income from continuing operations per share on a GAAP basis ($0.40 per share instead of the $0.43 per share as previously reported) and a $0.03 reduction of diluted income from continuing operations per share on an adjusted basis ($0.70 per share instead of the $0.73 per share as previously reported).

Note: Due to rounding, quarterly earnings (loss) per share amounts may not sum fully to yearly earnings per share amounts



CHIRON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)



                                                September   December
                                                   30,         31,
                                                  2005        2004
                                               ----------- -----------

                    Assets
-----------------------------------------------
Current assets:
    Cash, cash equivalents and short-term
     investments                                 $580,106    $603,621
    Accounts receivable, net of allowances        383,925     402,094
    Inventories, net of reserves                  268,566     221,154
    Other current assets                          209,525     167,154
                                               ----------- -----------
        Total current assets                    1,442,122   1,394,023
Non-current investments in marketable debt
 securities                                       437,650     409,421
Property, plant, equipment and leasehold
 improvements, net                                824,097     799,415
Other non-current assets                        1,512,937   1,702,644
                                               ----------- -----------
            Total assets                       $4,216,806  $4,305,503
                                               =========== ===========

     Liabilities and stockholders' equity
-----------------------------------------------
Current liabilities                              $459,522    $434,444
Long-term debt                                    938,449     936,652
Long-term portion of capital lease                156,723     156,952
Non-current unearned revenue                       25,146      26,175
Other non-current liabilities                     105,612     140,226
Minority interest                                  10,679       9,350
Stockholders' equity                            2,520,675   2,601,704
                                               ----------- -----------
   Total liabilities and stockholders' equity  $4,216,806  $4,305,503
                                               =========== ===========



CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share data)


                                            Three Months Ended
                                               September 30,
                                          2005         2004 Restated
                                     ---------------- ----------------
                                     Adjusted Actual  Adjusted Actual
                                     ---------------- ----------------

Computation for earnings per share -
 continuing operations
Income (Numerator):
  Income from continuing operations  $72,857 $51,311  $52,501 $27,447
  Plus: Interest on 1.625%
   convertible debentures, net of
   taxes                               1,589   1,589    1,570       -
  Plus: Interest on Liquid Yield
   Option Notes, net of taxes            147     147      143       -
                                     ---------------- ----------------
  Income from continuing operations,
   plus impact from assumed
   conversions                       $74,593 $53,047  $54,214 $27,447
                                     ================ ================

Shares (Denominator):
  Weighted-average common shares
   outstanding                       188,039 188,039  187,368 187,368
Effect of dilutive securities:
    Stock options and equivalents      1,883   1,883    2,646   2,646
    1.625% convertible debentures      7,306   7,306    7,306       -
    Liquid Yield Option Notes            574     574      574       -
                                     ---------------- ----------------
    Weighted-average common shares
     outstanding, plus impact from
     assumed conversions             197,802 197,802  197,894 190,014
                                     ================ ================


Basic earnings per share from
 continuing operations                 $0.39   $0.27    $0.28   $0.15
                                     ================ ================
Diluted earnings per share from
 continuing operations                 $0.38   $0.27    $0.27   $0.14
                                     ================ ================

Computation for earnings per share -
 net income
Income (Numerator):
  Net income                         $72,857 $51,311  $52,051 $26,997
  Plus: Interest on 1.625%
   convertible debentures, net of
   taxes                               1,589   1,589    1,570       -
  Plus: Interest on Liquid Yield
   Option Notes, net of taxes            147     147      143       -
                                     ---------------- ----------------
  Net income, plus impact from
   assumed conversions               $74,593 $53,047  $53,764 $26,997
                                     ================ ================

Shares (Denominator):
  Weighted-average common shares
   outstanding                       188,039 188,039  187,368 187,368
Effect of dilutive securities:
    Stock options and equivalents      1,883   1,883    2,646   2,646
    1.625% convertible debentures      7,306   7,306    7,306       -
    Liquid Yield Option Notes            574     574      574       -
                                     ---------------- ----------------
    Weighted-average common shares
     outstanding, plus impact from
     assumed conversions             197,802 197,802  197,894 190,014
                                     ================ ================


Basic earnings per share from net
 income                                $0.39   $0.27    $0.28   $0.14
                                     ================ ================
Diluted earnings per share from net
 income                                $0.38   $0.27    $0.27   $0.14
                                     ================ ================




CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share data)


                                            Nine Months Ended
                                              September 30,
                                        2005          2004 Restated
                                   ---------------- ------------------
                                   Adjusted Actual  Adjusted  Actual
                                   ---------------- ------------------

Computation for earnings per share
 - continuing operations
Income (Numerator):
  Income from continuing
   operations                      $95,455 $42,418  $134,122  $77,186
  Plus: Interest on 1.625%
   convertible debentures, net of
   taxes                                 -       -     4,710        -
                                   ---------------- ------------------
  Income from continuing
   operations, plus impact from
   assumed conversions             $95,455 $42,418  $138,832  $77,186
                                   =============== ===================

Shares (Denominator):
  Weighted-average common shares
   outstanding                     187,564 187,564   187,751  187,751
Effect of dilutive securities:
    Stock options and equivalents    1,500   1,500     3,150    3,150
    1.625% convertible debentures        -       -     7,233        -
                                   ---------------- ------------------
    Weighted-average common shares
     outstanding, plus impact from
     assumed conversions           189,064 189,064   198,134  190,901
                                   ================ ==================


Basic earnings per share from
 continuing operations               $0.51   $0.23     $0.71    $0.41
                                   ================ ==================
Diluted earnings per share from
 continuing operations               $0.50   $0.22     $0.70    $0.40
                                   ================ ==================

Computation for earnings per share
 - net income
Income (Numerator):
  Net income                       $95,455 $42,418  $158,976 $102,040
  Plus: Interest on 1.625%
   convertible debentures, net of
   taxes                                 -       -     4,710        -
                                   ---------------- ------------------
  Net income, plus impact from
   assumed conversions             $95,455 $42,418  $163,686 $102,040
                                   ================ ==================

Shares (Denominator):
  Weighted-average common shares
   outstanding                     187,564 187,564   187,751  187,751
Effect of dilutive securities:
    Stock options and equivalents    1,500   1,500     3,150    3,150
    1.625% convertible debentures        -       -     7,233        -
                                   ---------------- ------------------
    Weighted-average common shares
     outstanding, plus impact from
     assumed conversions           189,064 189,064   198,134  190,901
                                   ================ ==================


Basic earnings per share from net
 income                              $0.51   $0.23     $0.85    $0.54
                                   ================ ==================
Diluted earnings per share from net
 income                              $0.50   $0.22     $0.83    $0.53
                                   ================ ==================


CHIRON CORPORATION
SUPPLEMENTAL QTR REVENUE SUMMARY (ADJUSTED)
(Unaudited)
(In thousands)


                                    Current   Prior   Change
                                    Quarter  Quarter   from   Change
                                    Q3 2005  Q2 2005  Prior
                                                        QTR      %
----------------------------------------------------------------------
Product Sales
 Blood Testing
    Ortho                            $7,023   $7,988   $(965) (12.1)%
    NAT                              70,677   66,104   4,573     6.9%
                                   ----------------------------------
 Total Blood
  Testing                            77,700   74,092   3,608     4.9%

Vaccines
   Influenza
    vaccines                         60,321     (492) 60,813 12360.4%
   Meningococcal
    vaccines                         11,635   13,605  (1,970) (14.5)%
   Travel vaccines (TBE, Rabies,
    Arilvax and Dukoral)             35,012   45,014 (10,002) (22.2)%
   Pediatric/Other
    vaccines                         45,800   39,127   6,673    17.1%
                                   ----------------------------------
 Total Vaccines                     152,768   97,254  55,514    57.1%

Biopharmaceuticals
  Proleukin                          31,028   31,727    (699)  (2.2)%
  TOBI                               57,890   56,600   1,290     2.3%
  Betaseron(a)                       36,927   38,132  (1,205)  (3.2)%
  Other                              10,862    5,770   5,092    88.2%
                                   ----------------------------------
Total
 Biopharmaceuticals                 136,707  132,229   4,478     3.4%

 TOTAL PRODUCT
  SALES, NET                       $367,175 $303,575 $63,600    21.0%
                                   ==================================


Revenues from joint
 business
 arrangement                        $36,093  $31,003  $5,090    16.4%
Collaborative
 agreement revenues                   3,149    3,453    (304)  (8.8)%
Royalty and license
 fee revenues                        70,726   76,522  (5,796)  (7.6)%
Other revenues                        2,470    4,204  (1,734) (41.2)%
                                   ----------------------------------
  TOTAL REVENUES                   $479,613 $418,757 $60,856    14.5%
                                   ==================================

Gross Margins
Blood Testing                            42%      40%      2%
Vaccines                                 45%       6%     39%
Biopharmaceuticals                       71%      68%      3%
                                   ----------------------------------
  TOTAL GROSS
   MARGINS                               54%      41%     13%
                                   ==================================

----------------------------------------------------------------------
  (a) Excludes
   Betaferon
   Royalty                          $13,413  $16,943 $(3,530) (20.8)%
----------------------------------------------------------------------


                                             Restated   Change
                                              Quarter    from  Change
                                              Q3 2004    Prior
                                                         Year     %
----------------------------------------------------------------------
Product Sales
 Blood Testing
    Ortho                                      $7,098     $(75) (1.1)%
    NAT                                        63,629    7,048   11.1%
                                             -------------------------
 Total Blood
  Testing                                      70,727    6,973    9.9%

Vaccines
   Influenza
    vaccines                                   93,486  (33,165)(35.5)%
   Meningococcal
    vaccines                                    8,865    2,770   31.2%
   Travel vaccines (TBE, Rabies,
    Arilvax and Dukoral)                       26,434    8,578   32.5%
   Pediatric/Other
    vaccines                                   44,491    1,309    2.9%
                                             -------------------------
 Total Vaccines                               173,276  (20,508)(11.8)%

Biopharmaceuticals
  Proleukin                                    31,739     (711) (2.2)%
  TOBI                                         55,734    2,156    3.9%
  Betaseron(a)                                 35,171    1,756    5.0%
  Other                                         8,902    1,960   22.0%
                                             -------------------------
Total
 Biopharmaceuticals                           131,546    5,161    3.9%

 TOTAL PRODUCT
  SALES, NET                                 $375,549  $(8,374) (2.2)%
                                             =========================


Revenues from joint
 business
 arrangement                                  $34,017   $2,076    6.1%
Collaborative
 agreement revenues                             4,124     (975)(23.6)%
Royalty and license
 fee revenues                                 111,396  (40,670)(36.5)%
Other revenues                                  4,450   (1,980)(44.5)%
                                             -------------------------
  TOTAL REVENUES                             $529,536 $(49,923) (9.4)%
                                             =========================

Gross Margins
Blood Testing                                      43%     (1)%
Vaccines                                            9%      36%
Biopharmaceuticals                                 67%       4%
                                             -------------------------
  TOTAL GROSS
   MARGINS                                         36%      18%
                                             =========================

----------------------------------------------------------------------
  (a) Excludes
   Betaferon
   Royalty                                    $13,374      $39    0.3%
----------------------------------------------------------------------


CHIRON CORPORATION
SUPPLEMENTAL YTD REVENUE SUMMARY (ADJUSTED)
(Unaudited)
(In thousands)



                                   Nine Months Ended   Change  Change
                                      September 30,      from
                                               2004     Prior
                                    2005      Restated   Year     %
----------------------------------------------------------------------
Product Sales
 Blood Testing
    Ortho                           $21,473    $19,940  $1,533    7.7%
    NAT                             201,212    186,104  15,108    8.1%
                                 -------------------------------------
 Total Blood Testing                222,685    206,044  16,641    8.1%

 Vaccines
   Influenza vaccines                63,400    109,398 (45,998)(42.0)%
    Meningococcal vaccines           34,393     18,430  15,963   86.6%
    Travel vaccines (TBE, Rabies,
     Arilvax and Dukoral)           123,785     75,705  48,080   63.5%
    Pediatric/Other vaccines        115,420    143,292 (27,872)(19.5)%
                                 -------------------------------------
 Total Vaccines                     336,998    346,825  (9,827) (2.8)%

Biopharmaceuticals
  Proleukin                          92,290     98,664  (6,374) (6.5)%
  TOBI                              167,425    159,600   7,825    4.9%
  Betaseron(a)                      101,693     96,933   4,760    4.9%
  Other                              26,822     29,770  (2,948) (9.9)%
                                 -------------------------------------
Total Biopharmaceuticals            388,230    384,967   3,263    0.8%

 TOTAL PRODUCT SALES, NET          $947,913   $937,836 $10,077    1.1%
                                 =====================================


Revenues from joint business
 arrangement                       $103,154    $92,910 $10,244   11.0%
Collaborative agreement revenues     11,129     14,467  (3,338)(23.1)%
Royalty and license fee revenues    227,309    221,384   5,925    2.7%
Other revenues                       16,221     22,363  (6,142)(27.5)%
                                 -------------------------------------
   TOTAL REVENUES                $1,305,726 $1,288,960 $16,766    1.3%
                                 =====================================

Gross Margins
Blood Testing                            42%        42%      0%
Vaccines                                 21%        21%      0%
Biopharmaceuticals                       70%        72%    (2)%
                                 ------------------------------
   TOTAL GROSS MARGINS                   46%        47%    (1)%
                                 ==============================

----------------------------------------------------------------------
  (a) Excludes Betaferon Royalty    $45,833    $38,766  $7,067   18.2%
----------------------------------------------------------------------



    CONTACT: Chiron Corporate Communications & Investor Relations
             Media, 510-923-6500
             Investors, 510-923-2300